Exhibit 10.1

EXECUTION COPY

FX ALLIANCE, LLC

INVESTORS’ RIGHTS AGREEMENT

August 1, 2006

i

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of August 1, 2006, by and among FX Alliance, LLC, a Delaware limited liability company (the “Company”), the holders of Class A Preferred Units of the Company listed on Schedule A hereto (each of which is herein referred to individually as a “Preferred Holder” and are collectively referred to herein as the “Preferred Holders”), and the holders of the Common Units of the Company listed on Schedule A hereto.

RECITALS

WHEREAS, the Company, together with certain of its material subsidiaries and certain other parties, and the Preferred Holders have entered into that certain Class A Preferred Unit Purchase Agreement of July 19, 2006 (the “Purchase Agreement”), pursuant to which the Preferred Holders are purchasing Class A Preferred Units (the “Class A Preferred Units”) of the Company;

WHEREAS, the Company, the Preferred Holders and the Common Holders have entered into that certain Amended and Restated Limited Liability Company Agreement dated as of August 1, 2006 (the “LLC Agreement”);

WHEREAS, after the Closing (as such term is defined in the Purchase Agreement) and as further described in the Purchase Agreement, the Company shall use its best efforts to cause the Company, TCV/FX Holding Corp. I and TCV/FX Holding Corp. II to become directly or indirectly wholly-owned subsidiaries of a newly organized Delaware corporation (“FX Alliance Inc.”) within ninety (90) calendar days (and in no event more than two hundred seventy (270) calendar days) (the “Conversion”).  Upon such Conversion, the Company shall adopt and file a Restated Certificate of Incorporation in the form attached to the Purchase Agreement (the “Certificate”) and the Corporation, as part of the Conversion, shall issue Common Stock (the “Common Stock”) in exchange for any and all issued and outstanding Common Units of the Company (the “Common Units”) and Series A Preferred Stock (the “Series A Preferred Stock”) in exchange for all issued and outstanding equity of each of TCV/FX Holding Corp. I and TCV/FX Holding Corp. II; and

WHEREAS, in order to induce the Preferred Holders to purchase the Class A Preferred Units and invest funds in the Company pursuant to the Purchase Agreement and to induce the Preferred Holders and Common Holders to enter into the LLC Agreement, the Preferred Holders, the Common Holders and the Company hereby agree that this Agreement shall govern the rights of the Preferred Holders and the Common Holders to cause the Company to register any Common Units or Class A Preferred Units (or replacement security issued upon the conversion or exchange thereof) issued or issuable to them and certain other matters as set forth herein.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.             Registration Rights.  The Company covenants and agrees as follows:

1.1           Definitions.  For purposes of this Section 1:

(a)           The term “Act” means the Securities Act of 1933, as amended.

(b)           The term “Affiliate” means, with respect to any Person, any other Person who controls, is controlled by, or is under common control with such Person.  For purposes of this definition, the term “Person” shall mean any individual, partnership, corporation, limited liability company, unincorporated organization or association, trust (including the trustees thereof in their capacity as such), or other entity (including any governmental entity), whether organized under the laws of (or, in the case of individuals, resident in) the United States (or any political subdivision thereof) or any foreign jurisdiction.

(c)           The term “Common Holders” means the holders of Common Units of the Company listed on Schedule A hereto and any other holder of Common Stock to whom the Company in the future grants registration rights pursuant to the terms and conditions hereof.

(d)           The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(e)           The term “Holder” means any Preferred Holder or Common Holder or any assignee thereof in accordance with Section 1.11 hereof for so long as such person or entity holds outstanding Registrable Securities (as defined below).

(f)            The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its equity securities under the Act.

(g)           The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(h)           The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act and the declaration or ordering of effectiveness of such registration statement or document.

(i)            The term “Registrable Securities” means:

(i)            with respect to any Preferred Holder (A)  the Common Units issuable or issued upon conversion of the Class A Preferred Units or, following the Conversion, the Common Stock issued or issuable to the Preferred Holders upon conversion of the Series A Preferred Stock or as otherwise acquired by the Preferred Holders from other parties hereto other than the Company and (B) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the stock referenced in (A) above; and

(ii)           with respect to any Common Holder (A) the Common Units or following the Conversion, the Common Stock held by such Common Holder or as otherwise acquired by such Common Holder from other parties hereto other than the Company and (B) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the stock referenced in (A) above;

excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which its rights under this Section 1 are not assigned.

(j)            The number of shares of “Registrable Securities” outstanding shall be determined, prior to the Conversion, by the number of Common Units outstanding that are, and the number of Common Units issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.  Following the Conversion, the number of shares of Registrable Securities shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to the then exercisable or convertible securities that are, Registrable Securities.

(k)           The term “Rule 144” shall mean Rule 144 under the Act.

(l)            The term “Rule 144(k)” shall mean subsection (k) of Rule 144 under the Act.

(m)          The term “SEC” shall mean the Securities and Exchange Commission.

1.2           Request for Registration.

(a)           Subject to the conditions of this Section 1.2, if the Company shall receive, at any time after the six (6) month anniversary of the effective date of the Initial Offering, a written request from the Preferred Holders holding at least a majority of the Registrable Securities then held by all Preferred Holders or from the Common Holders holding at least a majority of the Registrable Securities held by all Common Holders (for purposes of this Section 1.2(a), the Holders making such request, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $40,000,000, then the Company shall (i) within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and (ii) subject to the limitations of this Section 1.2, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Initiating Holders and the other Holders, as applicable, request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

(b)           If the Initiating Holders intend to distribute the Registrable Securities covered by their request under Section 1.2(a) by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the

Company shall include such information in the written notice referred to in Section 1.2(a).  In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company).  Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders that would otherwise be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated in the following order of priority: (i) first, (x) if the Initiating Holders are Preferred Holders, the number of Registrable Securities that are requested to be registered by all Preferred Holders shall be included pro rata based on the number of all Registrable Securities then held by each such Preferred Holder and (y) if the Initiating Holders are Common Holders, the number of Registrable Securities that are requested to be registered by all Common Holders shall be included pro rata based on the number of Registrable Securities then held by each such Common Holder that are requested to be registered by each such Common Holder; and (ii) second, the number of Registrable Securities that are requested to be registered by the other Holders shall be included pro rata based on the number of Registered Securities that are requested to be registered by each other Holder.  Except as expressly required by the preceding sentence, in no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)           Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:

(i)            in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii)           in the case of a registration initiated (x) by Preferred Holders pursuant to Section 1.2(a), after the Company has effected two (2) registrations pursuant to a written request by the Preferred Holders given under Section 1.2(a) and such registrations have been declared or ordered effective and (y) by Common Holders pursuant to Section 1.2(a), after the Company has effected two (2) registrations pursuant to a written request by the Common Holders given under Section 1.2(a) and such registrations have been declared or ordered effective; or

(iii)          during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date ninety (90) days following the effective date of, a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(iv)          if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

(v)           if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that, in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its security holders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period and provided further that the Company shall not register any securities for the account of itself or any other member or stockholder, as applicable, during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company equity incentive plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities).

1.3           Company Registration.

(a)           If (but without any obligation to do so) the Company proposes to register any of its securities under the Act in connection with the public offering of such securities (other than (i) a registration relating to a demand made pursuant to Sections 1.2 and 1.4, or (ii) a registration relating solely to the sale of securities of participants in a Company equity incentive plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration.  Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.6, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b)           Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.  The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

(c)           Underwriting Requirements.  In connection with any offering involving an underwriting of the securities of the Company, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the total amount of securities (including Registrable

Securities requested by the Holders to be included in such offering) exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering.  The Company will include in such registration in the following order of priority (the “Priority Order”): (i) first, the securities the Company proposes to sell; (ii) second, each selling Holder that has requested to register Registrable Securities shall be entitled to register that number of Registrable Securities equal to the total Available Amount (as defined below) multiplied by such selling Holder’s percentage ownership of the total number of Registrable Securities; and (iii) third, the number of Registrable Securities that each such selling Holder has requested to be registered remaining after the inclusion of the selling Holders’ Registrable Securities pursuant to clause (ii) above (the “Additional Registrable Securities”) shall be included based on the following proportion: (x) the number of Additional Registrable Securities such selling Holder has requested to be registered divided by (y) the total number of Additional Registrable Securities that are requested to be registered by all such other Holders.  The term “Available Amount” shall mean that number of securities that may, as determined by the underwriters, be included in the offering after all of the securities proposed to be sold by the Company have been included.  In no event shall any Registrable Securities be excluded from such offering unless all securities held by other security holders that are not Registrable Securities have been first excluded.  In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders in accordance with the Priority Order.  For purposes of the preceding sentence concerning apportionment, any Holder and its Affiliates shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by such Holder and its Affiliates.  For any selling Holder that is a venture capital fund, partnership, corporation or other legal entity, the entities under common control or investment management, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be Affiliates for purposes of this Section 1.3.

1.4           Form S-3 Registration.

(a)           Subject to the conditions of this Section 1.4, if the Company shall receive at any time a written request or requests from the Preferred Holders holding at least twenty percent (20%) of the Registrable Securities then held by all Preferred Holders or from the Common Holders holding at least twenty percent (20%) of the Registrable Securities held by all Common Holders (for purposes of this Section 1.4, the Holders making such request, the “Initiating S-3 Holders”) that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders and (ii) use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company pursuant to this Section 1.4(a).

(b)           If the Initiating S-3 Holders intend to distribute the Registrable Securities covered by their request under Section 1.4(a) by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a).  In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating S-3 Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating S-3 Holders (which underwriter or underwriters shall be reasonably acceptable to the Company).  Notwithstanding any other provision of this Section 1.4, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders that would otherwise be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated in the following order of priority: (i) first, (x) if the Initiating S-3 Holders are Preferred Holders, the number of Registrable Securities that are requested to be registered by all Preferred Holders shall be included pro rata based on the number of Registrable Securities then held by each such Preferred Holder and (y) if the Initiating S-3 Holders are Common Holders, the number of Registrable Securities that are requested to be registered by all Common Holders shall be included pro rata based on the number of Registrable Securities then held by each such Common Holder that are requested to be registered by each such Common Holder; and (ii) second, the number of Registrable Securities that are requested to be registered by the other Holders shall be included pro rata based on the number of Registered Securities that are requested to be registered by each such other Holder.  In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)           Notwithstanding the foregoing, the Company shall not be required to effect a registration, qualification or compliance, pursuant to this Section 1.4:

(i)            if Form S-3 is not available for such offering by the Holders;

(ii)           if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $25,000,000;

(iii)          if the Company shall furnish to all Holders requesting a registration statement pursuant to this Section 1.4 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its security holders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating S-3 Holders provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period and provided further that the Company shall not register any securities for the account of itself or any other member or stockholder, as applicable, during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company equity plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities);

(iv)          if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the class of Holders (Preferred or Common) to which such Initiating Holders belong pursuant to this Section 1.4;

(v)           in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance;

(vi)          if the Company, within thirty (30) days of receipt of the request of such Initiating S-3 Holders gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within ninety (90) days of receipt of such request (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145), provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(vii)         during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date ninety (90) days following the effective date of, a Company-initiated registration subject to Section 1.3 above, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective.

(d)           Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating S-3 Holders.  Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Sections 1.2.

1.5           Obligations of the Company.  Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed;

(b)           prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c)           furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)           use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)           in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f)            notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)           cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

(h)           provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

Notwithstanding the provisions of this Section 1, the Company shall be entitled to suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such sale of any securities pursuant to such registration statement would in the good faith judgment of the Board of Directors of the Company:

(i)            materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board of Directors of the Company has authorized negotiations;

(ii)           materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii)          require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.5, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

1.6           Information from Holder.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

1.7           Expenses of Registration.  All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company.

1.8           Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9           Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)           To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors, members and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws.  The Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter or other aforementioned person, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or underwriter or other aforementioned person to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b)           To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers or managers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section 1.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this Section 1.9(b) exceed the net proceeds from the offering received by such Holder.

(c)           Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d)           If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder.  The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)            The obligations of the Company and the Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

1.10         Reports Under the 1934 Act.  With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

(b)           file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c)           furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11         Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, member, limited partner, retired partner, retired member, affiliate or stockholder of, or venture capital fund under common investment management with, a Holder, or (ii) after such assignment or transfer, holds at least one percent (1%) of the shares of the Company’s then outstanding Common Stock (assuming the conversion and exercise of all convertible and exercisable securities), provided, in any such case:  (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; and (c) such assignment shall be effective only if, immediately following such transfer, the further disposition of such securities by the transferee or assignee is restricted under the Act.  The membership interests or stock ownership of a Holder, together with its subsidiaries, parents, affiliates or stockholders of, or venture capital fund under common investment management with a Holder, shall be aggregated for purposes of this Section 1.11.

1.12         Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall be permitted, as approved by the Company’s Board of Directors, to include as Common Holders hereunder persons acquiring equity interests in the Company after the date hereof.  Except as expressly set forth in this Section 1.12, the Company shall not, without the prior written consent of the Preferred Holders holding a majority of the Registrable Securities held by all Preferred Holders, grant any registration rights to holders of the Company’s securities.

1.13         “Market Stand-Off” Agreement.

(a)           Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Units, shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Units or Common Stock held immediately prior to the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units or the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units, Common Stock or other securities, in cash or otherwise.  The foregoing provisions of this Section 1.13 shall apply only to the Company’s initial offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement and shall only be applicable to the Holders if all officers, managers, directors and holders of greater than one percent (1%) of the Company’s outstanding securities enter into similar agreements.  The underwriters in connection with the Company’s Initial Offering are intended third-party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 1.13 or that are necessary to give further effect thereto.  Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

(b)           Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the stock or securities of every other person subject to the restriction contained in this Section 1.13):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S INITIAL REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE.  SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

1.14         Termination of Registration Rights.  No Holder shall be entitled to exercise any right provided for in this Section 1 (a) after seven (7) years following the consummation of the Initial Offering or (b) such earlier time after the Initial Offering at which such Holder (i) holds (together with any affiliate of such Holder with whom such Holder must aggregate its stock ownership under the Act) one percent (1%) or less of the Company’s outstanding Common Stock (or other securities) or (ii) such Holder can sell all shares held by such Holder in compliance with Rule 144(k).  For the sake of clarity, it is acknowledged and agreed that the Conversion shall not terminate the registration rights provided for in this Section

1 and that, following the Conversion, the registration rights set forth herein shall apply mutatis mutandis to the Corporation’s securities.

1.15         Holder Underwriters.  The Company agrees that, if any Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Act (a “Holder Underwriter”), in connection with any registration effected pursuant to Section 1.2, 1.3 or 1.4 hereof of the Registrable Securities by such Holder (any registration statement effecting such registration or amendment or supplement thereto, a “Holder Underwriter Registration Statement”), then the Company will use commercially reasonable efforts to cooperate with any such Holder Underwriters by allowing a joint representative of such Holder Underwriter to participate in customary “underwriter’s due diligence” with respect to the Company to enable such Holder Underwriters to exercise their due diligence responsibility (subject to the entry into customary confidentiality agreements in a form reasonably satisfactory to the Company).  In addition, at the request of the joint representative of the Holder Underwriters and so long as each Holder Underwriter acknowledges in writing that it is an “underwriter” as defined in Section 2(a)(11) and only in connection with a registration of such Holder Underwriters’ Registrable Securities pursuant to Section 1.2 or 1.3 hereof, and in connection with a registration of such Holder Underwriters’ Registrable Securities pursuant to Section 1.4 hereof only to the extent the Company is otherwise obtaining the letter and opinion described in clauses (i) and (ii) below, the Company shall use commercially reasonable efforts to furnish to each Holder Underwriter on the date of the effectiveness of any Holder Underwriter Registration Statement (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to each Holder Underwriter, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Holder Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including, without limitation, a standard “10b-5” opinion for such offering, addressed to each Holder Underwriter.  The Company will also permit legal counsel appointed jointly by the Holder Underwriters a reasonable opportunity to review and comment upon any such Holder Underwriter Registration Statement prior to its filing with the SEC.

2.             Covenants of the Company.

2.1           Delivery of Financial Statements.  The Company shall, upon request, deliver to each Holder (or transferee of a Holder):

(a)           as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing;

(b)           as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited balance sheet, income statement and unaudited statement of cash flows for and as of such fiscal quarter.

(c)           within thirty (30) days of the end of each month, an unaudited income statement and balance sheet for and as of the end of such month, in reasonable detail;

(d)           as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(e)           such other information relating to the financial condition, business or corporate affairs of the Company as the Holders may from time to time reasonably request, provided, however, that the Company shall not be obligated under this subsection (e) or any other subsection of Section 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information; and

(f)            with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or Chief Executive Officer of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment.

2.2           Inspection.  The Company shall permit each Holder, at such Holder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Holder; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

2.3           Termination of Information and Inspection Covenants.  The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the consummation of the first sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public.

2.4           Right of First Offer.  Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Preferred Holder a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined).  For purposes of this Section 2.4, the term “Preferred Holder” includes any Affiliate of a Preferred Holder.  For any Preferred Holder that is a venture capital fund, partnership, corporation or other legal entity, the entities under common control or investment management, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be Affiliates for purposes of this Section 2.4.  Each Preferred Holder shall be entitled to apportion the right of first offer hereby granted it among itself and its Affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any membership interests or shares of its capital stock (collectively, “Shares”), the Company shall first make an offering of such Shares to each Preferred Holder in accordance with the following provisions:

(a)           The Company shall deliver a notice in accordance with Section 3.6 (“Notice”) to each Preferred Holder stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.

(b)           By written notification received by the Company within twenty (20) calendar days after the giving of Notice, each Preferred Holder may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of Common Units or shares of Common Stock, as applicable, that are Registrable Securities issued and held by such Preferred Holder (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the total number of the Common Units or shares of Common Stock of the Company, as applicable, then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding).  The Company shall promptly, in writing, inform each Preferred Holder that elects to purchase all the shares available to it (a “Fully-Exercising Preferred Holder”) of any other Preferred Holder’s failure to do likewise.  During the ten (10) day period commencing after such information is given, each Fully-Exercising Preferred Holder may elect to purchase that portion of the Shares for which Preferred Holders were entitled to subscribe, but which were not subscribed for by the Preferred Holders, that is equal to the proportion that the number of shares of Registrable Securities issued and held by such Fully-Exercising Preferred Holder (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the number of shares of Registrable Securities issued and held by all Fully-Exercising Preferred Holders (assuming full conversion and exercise of all convertible and exercisable securities then outstanding).

(c)           If all Shares that the Preferred Holders are entitled to obtain pursuant to Section 2.4(b) are not elected to be obtained as provided in Section 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice.  If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Preferred Holders in accordance herewith.

(d)           The right of first offer in this Section 2.4 shall not be applicable to (i) the issuance or sale of Common Units or Common Stock (or options therefor) to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by the Company’s Board of Directors, (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iii) the issuance and sale of Class A Preferred Units pursuant to the Purchase Agreement, (iv)  the issuance of securities in connection with the Conversion or any stock split, stock dividend or similar event by the Company or as a dividend or distribution on the membership interests or capital stock of the Company or (v) the issuance of securities in consideration of a merger, acquisition or similar transaction by the Company of a bona fide operating entity (including, without limitation, via acquisition of a holding company thereof) approved by the Company’s Board of Directors.

(e)           The covenants set forth in this Section 2.4 shall terminate and be of no further force or effect upon the consummation of the Company’s sale of its Common Stock or other securities pursuant to Registration Statement under the Act, at an offering price that results in proceeds to the Company of at least $50,000,000 in the aggregate (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its equity incentive option, equity purchase or similar plan or a SEC Rule 145 transaction) (a “Qualified IPO”).

2.5           Market Stand Off Agreements.  The Company shall use its best efforts to obtain from all persons who shall, after the date hereof, purchase or otherwise acquire, or receive options to purchase, Common Units, Common Stock or other securities following the date hereof an executed equity purchase or option agreements providing for a 180-day lockup period in connection with the Company’s initial public offering on terms and conditions at least as restrictive as those set forth in Section 1.13 hereof.

2.6           Director and Officer Liability Insurance.  The Company shall obtain prior to Closing (as such term is defined in the Purchase Agreement), and shall thereafter continue to maintain in full force and effect for so long as one or more Preferred Directors (as such term is defined in the Company’s Amended and Restated Limited Liability Company Agreement) or Series A Directors (as such term is defined in that certain Equity Holders’ Agreement as attached to the Purchase Agreement), as applicable, remain on the Board of Directors of the Company or the Corporation, from financially sound and reputable insurers, director and officer liability insurance in the amount of at least $5,000,000.

2.7           Acknowledgement.  For the sake of clarity, it is hereby acknowledged and agreed that the Conversion shall not terminate the rights provided for in this Section 2 and that, following the Conversion, such rights shall continue to apply mutatis mutandis in regards to the Corporation.

3.             Miscellaneous.

3.1           References to the Company.  The term “Company” shall have the meaning set forth in the introductory paragraph hereof; provided, however, that such term shall be deemed to refer to the Corporation as of and following the Conversion.

3.2           Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities), including, without limitation, the Corporation following the Conversion.  For the avoidance of doubt, TCV VI, L.P. and TCV Member Fund, L.P. will, upon the Conversion, assume all of the rights and obligations of TCV/FX Holding Corp. I and TCV/FX Holding Corp. II, respectively, hereunder as such rights exist immediately prior to the Conversion.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.3           Governing Law; Jurisdiction; Venue.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           Any action or proceeding against the parties relating in any way to this Agreement may be brought in the courts of the State of New York located in New York County or the United States District Court for the Southern District of New York, and the parties irrevocably submit to the jurisdiction of such courts in respect of any such action or proceeding.  Nothing herein shall prevent any order or judgment of such court from being enforced in any other jurisdiction.

(c)           The parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of New York or the United States for the Southern District of New York and any claim that any such action or proceeding brought in any such court has been brought in any inconvenient forum.

3.4           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.5           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.6           Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 3.6).

3.7           Entire Agreement; Amendments and Waivers.  This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, the Preferred Holders holding a majority of the Registrable Securities held by all Preferred Holders and the Common Holders holding a majority of the Registrable Securities held by all Common Holders; provided, however, that the written consent of the Common Holders shall not be required for an amendment or waiver of Section 2.4.  Any amendment or waiver effected in accordance with this Section shall be binding upon each party hereto, each holder of any Registrable Securities and each future holder of all such Registrable Securities.

3.8           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

3.9           Specific Performance.  It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any other party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order.  Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

3.10         Aggregation of Stock.  All shares of Registrable Securities held or acquired by affiliated entities (including entities under common investment management) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.11         Waiver of Conflicts.

(a)           Each party to this Agreement acknowledges that Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (“Gunderson Dettmer”), counsel for the Preferred Holders, has in the past and may continue to perform legal services for certain of the other Holders (or their related parties) in matters unrelated to the transactions described in the Purchase Agreement, including the representation of such persons in financial transactions and other matters.  Accordingly, each party to this Agreement hereby (1) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (2) acknowledges that Gunderson Dettmer represented the Preferred Holders in the transaction contemplated by the Purchase Agreement and has not represented the Company, any other Holder or any individual security holder, affiliate or related party of the Company or any other Holder in connection with such transaction; and (3) gives its informed written consent to Gunderson Dettmer’s representation of such other Holders (or their affiliates or related parties) in such unrelated matters and to Gunderson Dettmer’s representation of the Preferred Holders in connection with the Purchase Agreement and the transactions contemplated thereby.

(b)           Each party to this Agreement acknowledges that Shearman & Sterling LLP (“Shearman & Sterling”), regulatory counsel for the Preferred Holders, has in the past and may continue to perform legal services for certain of the other Holders (or their related parties) in matters unrelated to the transactions described in the Purchase Agreement, including the representation of such persons in financial transactions and other matters.  Accordingly, each party to this Agreement hereby (1) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (2) acknowledges that Shearman & Sterling represented the Preferred Holders in the transaction contemplated by this Agreement and has not represented the Company, any other Holder or any individual security holder, affiliate or related party of the Company or any other Holder in connection with such transaction; and (3) gives its informed written consent to Shearman & Sterling’s representation of such other Holders (or their affiliates or related parties) in such unrelated matters and to Shearman & Sterling’s representation of the Preferred Holders in connection with the Purchase Agreement and the transactions contemplated thereby.

(c)           Each party to this Agreement acknowledges that Cleary Gottlieb Steen & Hamilton LLP (“Cleary Gottlieb”), counsel for the Company, has in the past and may continue to perform legal services for certain of the Holders (or their related parties) in matters unrelated to the transactions described in the Purchase Agreement, including the representation of such persons in financial transactions and other matters.  Accordingly, each party to this Agreement hereby (1) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (2) acknowledges that Cleary Gottlieb represented the Company in the transaction contemplated by the Purchase Agreement and has not represented any Holder or any individual security holder, affiliate or related party of any Holder in connection with such transaction; and (3) gives its informed written consent to Cleary Gottlieb’s representation of such Holders (or their affiliates or related parties) in such unrelated matters and to Cleary Gottlieb’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

COMPANY:

FX ALLIANCE, LLC

By:
Its:

Address:

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

PREFERRED HOLDERS:

TCV/FX HOLDING CORP. I

By:

Name:

Title:

TCV/FX HOLDING CORP. II

By:

Name:

Title:

Address:
Technology Crossover Ventures
750 3rd Avenue, 23rd Floor
New York, New York 10017
Attention: Robert Trudeau
Phone: (212) 808-0200
Fax: (212) 808-0259

with a copy to:
Technology Crossover Ventures
528 Ramona Street
Palo Alto, California, 94301
Attention: Carla Newell
Phone: (650) 614-8200
Fax: (650) 614-8222

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

COMMON HOLDERS:

By:

Name:

Title:

Schedule A

Schedule of Holders

TCV/FX Holding Corp. I

TCV/FX Holding Corp. II

Banc of America Strategic Investments Corporation

BNP-Paribas

Citicorp Technology Inc.

Calyon

Credit Suisse First Boston Next Fund Inc.

The Goldman Sachs Group, Inc.

HSBC USA Inc.

Labmorgan Corporation

MSDW Fixed Income Venture Inc.

The Royal Bank Of Scotland plc

UBS AG, London Branch

The Bank Of Tokyo-Mitsubishi UFJ, Ltd.

Dresdner Bank AG London Branch

Royal Bank Of Canada

Westpac Investment Capital Corp.

Standard Chartered Bank

The Bank Of New York

John W. Cooley

Michael C. Mendes

Mark Warms

Philip Z. Weisberg

1